EXHIBIT 11.1

                   APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

                  CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                               THREE MONTHS ENDED
                                                                 MARCH 31, 2001
                                                                 --------------
Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                   25,986,947
       Weighted average shares issued during three months
       ended March 31, 2001 (445,394 shares)                          167,410
                                                                 ------------
                                                                   26,154,357
                                                                 ============

Net loss                                                         $(15,175,000)
                                                                 ============

Loss per share attributable to common stockholders               $      (0.58)
                                                                 ============


(1) For a discussion of loss per share, see Note D of the Notes to the Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended March 31, 2001.




                                       44